Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Computer Task Group, Incorporated:

We consent to the incorporation by reference in the registration statements No. 333-39936, 333-51162, 333-66766, 333-91148, 333-118314, 333-143080, 333-152827, 333-167461, 333-167462, 333-183206, 333-197925, and 333-206219 on Form S-8 of Computer Task Group, Incorporated of our reports dated February 24, 2017, with respect to the consolidated balance sheets of Computer Task Group, Incorporated and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10‑K of Computer Task Group, Incorporated.

/s/ KPMG LLP

Buffalo, New York

February 24, 2017